Exhibit 99.1

Contacts:

Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS

Frisco, Texas (October 30, 2023) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2023.

Third Quarter 2023 Highlights:

•	Net Service Revenues Grow 12.6% to $270.7 Million

•	Net Income of $15.4 Million, or $0.95 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases 22.3% year-over-year to $1.15

•	Adjusted EBITDA Increases 20.0% year-over-year to $30.9 Million

•	Cash Flow from Operations of $21.8 Million

Overview

Net service revenues were $270.7 million for the third quarter of 2023, a 12.6% increase compared with $240.5 million for the third quarter of 2022. Net income was $15.4 million for the third quarter of 2023, compared with $11.5 million for the third quarter of 2022, while net income per diluted share was $0.95 compared with $0.71 for the same period a year ago. Adjusted EBITDA increased 20.0% to $30.9 million for the third quarter of 2023 from $25.7 million for the third quarter of 2022. Adjusted net income was $18.8 million for the third quarter of 2023 compared with $15.2 million for the prior-year period, while adjusted net income per diluted share was $1.15 compared with $0.94 for the third quarter of 2022. Adjusted net income per diluted share for the third quarter of 2023 excludes acquisition expenses of $0.08 and stock-based compensation expense of $0.12 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first nine months of 2023, net service revenues increased 11.1% to $782.3 million from $704.1 million for the prior-year period. Net income was $42.9 million for the first nine months of 2023 compared with $31.3 million for the same period in 2022, and net income per diluted share was $2.63 compared with $1.94 per diluted share. Adjusted EBITDA increased 16.7% to $85.4 million for the first nine months of 2023 from $73.2 million for the first nine months of 2022. Adjusted net income was $52.1 million for the first nine months of 2023 compared with $42.3 million for the first nine months of 2022, while adjusted net income per diluted share was $3.20 compared with $2.63 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Our third quarter results reflect the continued strong momentum in our business, highlighted by revenue and adjusted EBITDA growth of 12.6% and 20.0%, respectively, when compared with the third quarter of 2022. In addition to revenues generated by our recent acquisitions, organic growth was driven by continued demand for home-based care, especially for our personal care services, which accounted for 74.6% of our revenues. We are also pleased that the overall labor environment has continued to improve, which has enhanced our ability to support our higher patient volume.

“Our personal care segment has been the key growth driver for Addus this year, as we delivered impressive 13.9% organic growth in revenue on a same-store basis over the third quarter of 2022, the highest quarterly growth rate this year. This growth has benefited from the increased demand we are seeing in our markets along with the two statewide rate increases in our largest personal care state of Illinois.

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

“Our third quarter results included two months of operations of Tennessee Quality Care, a provider of home health, hospice, and private duty nursing services, which we acquired August 1, 2023. We are pleased that the integration process is going well as we expand our coverage capabilities to all three levels of home-based care in Tennessee. We remain excited about the expansion opportunities in our home health operations as it complements our personal care services, especially where we participate in value-based contracting models. For our hospice business, which accounted for 19.6% of revenue for the third quarter, we were encouraged to see more positive trends return with revenues up 3.1% over the third quarter of 2022 on a same-store basis and modest improvement in average daily census and length of stay compared with the same period last year,” said Allison.

Cash and Liquidity

As of September 30, 2023, the Company had cash of $79.8 million and bank debt of $166.4 million, with capacity and availability under its revolving credit facility of $450.0 million and $275.6 million, respectively. Net cash provided by operating activities was $21.8 million for the third quarter of 2023, inclusive of a net $2.1 million in ARPA funds utilization.

Looking Ahead

Allison continued, “While we have continued to expand our business, we also have generated very strong cash flow from operations in 2023. Our leadership team has remained focused on paying down debt and strengthening our balance sheet to ensure we are well-capitalized to make strategic investments in our business. We will continue to pursue acquisitions similar to Tennessee Quality Care and other strategic acquisitions that are accretive to our business and meet our goal of adding valuable clinical assets to our non-clinical operations. Consistent with our historical approach to M&A, we are being selective in identifying and pursuing acquisition opportunities, allowing us to gain more clarity on pending regulatory changes and other market dynamics.

“We are proud of the work we are doing to meet the expanding need for home-based care, which is one of the safest and most cost-effective care delivery models. We recognize that both our past and future success are due to our caregivers who work hard every day to provide outstanding care and support to more patients and families. I am grateful for our dedicated team of caregivers who provide this safe, high-quality care in the preferred home setting.” added Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expenses, stock-based compensation expenses, and restructure and other non-recurring costs. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expenses, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, October 31, 2023, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on November 7, 2023, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 7533538.

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to over 49,000 consumers through 220 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net service revenues	$270,721	$240,495	$782,300	$704,070
Cost of service revenues	183,991	165,310	534,837	483,100

Gross profit	86,730	75,185	247,463	220,970
	32.0%	31.3%	31.6%	31.4%
General and administrative expenses	60,271	54,228	174,028	162,476
Depreciation and amortization	3,620	3,441	10,449	10,571

Total operating expenses	63,891	57,669	184,477	173,047

Operating income	22,839	17,516	62,986	47,923
Total interest expense, net	2,619	2,389	7,014	6,029

Income before income taxes	20,220	15,127	55,972	41,894
Income tax expense	4,809	3,584	13,034	10,631

Net income	$15,411	$11,543	$42,938	$31,263

Net income per diluted share:	$0.95	$0.71	$2.63	$1.94

Weighted average number of common shares outstanding:
Diluted	16,283	16,184	16,304	16,146

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$21,785	$18,316	$82,198	$80,818
Net cash (used in) investing activities	(111,223)	(1,326)	(113,934)	(87,354)
Net cash provided by (used in) financing activities	85,000	(32,263)	31,525	(56,715)

Net change in cash	(4,438)	(15,273)	(211)	(63,251)
Cash at the beginning of the period	84,188	120,917	79,961	168,895

Cash at the end of the period	$79,750	$105,644	$79,750	$105,644

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2023	2022
Assets
Current assets
Cash	$79,750	$105,644
Accounts receivable, net	121,112	126,253
Prepaid expenses and other current assets	10,387	8,245

Total current assets	211,249	240,142

Property and equipment, net	20,516	17,428

Other assets
Goodwill	662,981	575,205
Intangible assets, net	93,799	72,655
Operating lease assets	47,183	40,503

Total other assets	803,963	688,363

Total assets	$1,035,728	$945,933

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$21,375	$19,545
Accrued payroll	51,774	35,084
Accrued expenses	34,952	28,691
Operating lease liabilities - current portion	11,434	10,866
Government stimulus advance	7,836	21,158
Accrued workers compensation	12,268	12,844

Total current liabilities	139,639	128,188
Long-term debt, less current portion, net of debt issuance costs	163,917	163,557
Long-term lease liability, less current portion	41,632	37,168
Other long-term liabilities	6,206	2,183

Total long-term liabilities	211,755	202,908

Total liabilities	351,394	331,096

Total stockholders’ equity	684,334	614,837

Total liabilities and stockholders’ equity	$1,035,728	$945,933

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net Service Revenues by Segment
Personal Care	$201,882	$179,180	$590,227	$523,142
Hospice	53,121	51,359	152,414	151,160
Home Health	15,718	9,956	39,659	29,768

Total Revenue	$270,721	$240,495	$782,300	$704,070

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Personal Care
States served at period end	—	—	21	21
Locations at period end	—	—	156	161
Average billable census - same store (1)	38,504	37,677	38,575	37,253
Average billable census - acquisitions	86	—	93	—
Average billable census total	38,590	37,677	38,668	37,253
Billable hours (in thousands)	7,690	7,473	22,964	21,947
Average billable hours per census per month	66.3	65.9	65.8	65.2
Billable hours per business day	118,314	113,229	117,765	112,547
Revenues per billable hour	$26.18	$23.92	$25.58	$23.71
Organic growth
- Revenue	13.9%	7.0%	12.5%	3.5%
Hospice
Locations served at period end	—	—	40	33
Admissions	3,176	3,182	9,576	9,778
Average daily census (2)	3,453	3,280	3,426	3,304
Average discharge length of stay	97.5	92.7	93.2	86.8
Patient days	311,454	301,797	892,507	880,574
Revenue per patient day	$175.19	$170.18	$175.23	$171.66
Organic growth
- Revenue	3.1%	0.1%	1.5%	1.6%
- Average daily census	(0.9)%	2.2%	0.8%	5.0%
Home Health
Locations served at period end	—	—	24	12
New Admissions	4,265	3,684	11,597	10,371
Recertifications	2,672	1,482	5,816	42,007
Total Volume	6,937	5,166	17,413	14,578
Visits	94,637	71,670	240,758	205,335
Organic growth
- Revenue	(8.8)%	0.2%	(2.5)%	(1.2)%
- New admissions	(18.9)%	18.6%	(13.5)%	15.7%
- Volume	(14.3)%	15.1%	(9.3)%	16.0%
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	50.4%	49.4%	50.4%	49.4%
Managed care organizations	46.4	46.4	46.2	46.1
Private duty	2.0	2.6	2.1	2.6
Commercial	0.8	1.0	0.8	1.1
Other	0.4%	0.6%	0.5%	0.8%
Hospice
Medicare	89.1%	90.6%	90.2%	90.8%
Commercial	6.8	5.4	5.8	5.1
Managed care organizations	3.4	3.5	3.3	3.6
Other	0.7%	0.5%	0.7%	0.5%
Home Health
Medicare	72.1%	73.5%	73.9%	73.0%
Managed care organizations	21.9	20.1	20.8	20.7
Commercial	4.2	6.2	4.3	6.1
Other	1.8%	0.2%	1.0%	0.2%

(1)	Exited sites would have reduced same store census for the three and nine months ended September 30, 2022, by 40 and 43, respectively.
(2)	Exited sites would have reduced average daily census for the three and nine months ended September 30, 2022, by 11 and 34, respectively.

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$15,411	$11,543	$42,938	$31,263
Interest expense, net	2,619	2,389	7,014	6,029
(Gain) Loss on sale of assets	(1)	(25)	(5)	(27)
Income tax expense	4,809	3,584	13,034	10,631
Depreciation and amortization	3,620	3,441	10,449	10,571
Impact of retroactive New York rate increase	—	—	(868)	—
Acquisition expenses	1,763	1,878	4,792	6,502
Stock-based compensation expense	2,572	2,780	7,831	7,945
Restructure and other non-recurring costs	72	132	242	318

Adjusted EBITDA	$30,865	$25,722	$85,427	$73,232

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$15,411	$11,543	$42,938	$31,263
(Gain) Loss on sale of assets, net of tax	(1)	(18)	(4)	(20)
Impact of retroactive New York rate increase, net of tax	—	—	(666)	—
Acquisition expenses, net of tax	1,344	1,444	3,676	4,852
Stock-based compensation expense, net of tax	1,960	2,124	6,007	5,928
Restructure and other non-recurring costs, net of tax	55	101	186	237

Adjusted Net Income	$18,769	$15,194	$52,137	$42,260

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)
Net income per diluted share	$0.95	$0.71	$2.63	$1.94
Impact of retroactive New York rate increase per diluted share	—	—	(0.04)	—
Acquisition expenses per diluted share	0.08	0.08	0.23	0.30
Restructure and other non-recurring costs per diluted share	—	0.01	0.01	0.01
Stock-based compensation expense per diluted share	0.12	0.14	0.37	0.38

Adjusted net income per diluted share	$1.15	$0.94	$3.20	$2.63

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$270,721	$240,495	$782,300	$704,070
Revenues associated with the closure of certain sites	(325)	(666)	(1,563)	(3,134)

Adjusted net service revenues	$270,396	$239,829	$780,737	$700,936

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ADUS Announces Third Quarter 2023 Financial Results

October 30, 2023

Footnotes:

(1)

We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expenses, stock-based compensation expense, restructure expenses and other non-recurring costs and loss on the sale of assets and retroactive rate increases from Illinois. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs and gain or loss on the sale of assets and retroactive rate increases from New York. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs and loss on the sale of asset and retroactive rate increases from New York. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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